EXHIBIT 10.54

THIRD AMENDMENT OF
THE GUIDANT EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

This Third Amendment of The Guidant Employee Savings and Stock Ownership Plan (the “Plan”) is adopted by Guidant Corporation (the “Company”).

Background

A.	The Company adopted the Plan, originally effective January 1, 1995, and most recently restated it in its entirety effective January 1, 2003.
B.	The Plan has been amended by a First Amendment and a Second Amendment.
C.	The Company wishes to amend the Plan further.

Amendment
THEREFORE, the Plan is amended as follows:

1.	Effective July 1, 2005, Section 1.01(a)(27) is amended to read as follows:

(27) Shares. The term “shares” means shares of common stock of (A) Guidant Corporation, (B) a corporate successor to Guidant Corporation that, by operation of a merger, share exchange, or other corporate transaction, becomes the Participants’ employer, or (C) a member of the controlled group, within the meaning of Code section 414(b) or 414(c), of which such corporate successor is a member.

2.	Effective January 1, 2005, Section 5.06(d) is redesignated as Section 5.06(e), and a new Section 5.06(d) is added to read as follows:

In accordance with procedures established by the Employee Benefits Committee, a Participant who has attained 50 years of age or has five or more Years of Service may elect at any time during a Plan Year to diversify up to 100% of that portion of his ESOP Account attributable to Matching Contributions (and attributable earnings) by investing that portion in the investment funds established pursuant to Section 5.01.

3.	Effective March 28, 2005, a new Section 10.05 is added to read as follows:

10.05. Mandatory Cashout Threshold Lowered. Notwithstanding any other provisions of the Plan to the contrary, no amount exceeding $1,000 will be distributed to a Participant who has not reached Normal Retirement Age without the Participant’s written consent.

Guidant Corporation has caused this Third Amendment of The Guidant Employee Savings and Stock Ownership Plan to be executed by its duly authorized officer on this 27th day of September , 2005.

GUIDANT CORPORATION

/s/ Roger Marchetti
Signature

Roger Marchetti
Printed

Vice President, Human Resources
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